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OPINION OF MICHAEL S. KROME
Exhibit 5.1


                             Michael S. Krome, P.C.
                                 Attorney-at-Law
                                  8 Teak Court
                           Lake Grove, New York 11755
                                 (631) 737-8381



                                                                   June 26, 2003


National Management Consulting, Inc.
545 Madison Avenue
6th Floor
New York, New York 10022

Dear Sirs:

         You have requested an opinion with respect to certain matters in connection with the filing by National Management Consulting, Inc., (the
"Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 280,000 shares, par value $0.0001 per share (the "Shares"), for issuance pursuant to various agreements between the Company and the holders of the shares specified below.

         The shares to be covered by the Form S-8 include:

         1. 7,500 shares of common stock to be issued to Roni Murillo for payment of services provided to the Company;

         2. 87,500 shares of common stock to be issued to Steven Wildstein for consulting services provided to the Company;

         3.       45,000   shares  of  common   stock  to  be  issued  to  Sante
                  Santopadre, pursuant to the Consulting Agreement previously entered into by the Company;

         4.       50,000  shares of common  stock to be issued to Mark  Scharbo,
                  designee  of  Market  Share   Recovery.com   pursuant  to  the
                  agreement executed with the Company;

         5.       10,000  shares of common  stock to be  issued  to  Michael  S.
                  Krome, P.C., for the payment of Legal Fees incurred by the Company.

         6. 15,000 shares of common stock to be issued to Arnold P. Kling, for the payment of advisory services incurred by the Company;

         7. 7,500 shares of common stock to be issued to Lee Rubinstein for consulting services provided to the Company;

         8.       45,000  shares  of  common  stock  to be  issued  to Jo  Marie
                  Anderson, for the exercise of options granted to Kathleen Rini, pursuant to her consulting agreement with the Company; and



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         9.       5,000  shares of  common  stock  issued  to  George L.  Riggs, designee of Riggs & Assocaites, LLC for payment of accounting services incurred by the Company;

         10. 3,750 shares of common stock issued to John D'Angelo, Esq., for the payment of legal fees incurred by the Company; and

         11. 3,750 shares of common stock issued to Herbert H. Sommer, Esq., for the payment of legal fees incurred by the Company.

         In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and By-Laws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies, certified to my satisfaction, of such records, documents certificates, memoranda and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filling are a prerequisite to the effectiveness thereof.

         We have also reviewed the previous filings of the Company, and for the purposes of this opinion have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Consulting Agreements, or Retainer Agreements, will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company, and do not need to bear a restrictive legend upon them.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                            Very truly yours,


                                                            Michael S. Krome



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